As filed with the Securities and Exchange Commission on January 28, 2022.

Registration No. 333-126715

Registration No. 333-141397

Registration No. 333-171206

Registration No. 333-192821

Registration No. 333-200953

Registration No. 333-215273

Registration No. 333-222813

Registration No. 333-228137

Registration No. 333-254139

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (No. 333-126715)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-141397)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-171206)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-192821)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-200953)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-215273)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-222813)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-228137)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-254139)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHELL PLC

(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Shell Centre

London, SE1 7NA United Kingdom

(Address of Principal Executive Offices, including Zip Code)

GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US — SOLAR)

ROYAL DUTCH STOCK OPTION PLAN FOR EMPLOYEES OF SHELL SOLAR EMPLOYMENT SERVICES INC.

SHELL OIL COMPANY KEY STAFF ROYAL DUTCH STOCK OPTION PLAN

SHELL OIL COMPANY SENIOR STAFF ROYAL DUTCH STOCK OPTION PLAN

ROYAL DUTCH STOCK OPTION PLAN FOR EMPLOYEES OF SHELL COMPANIES IN THE U.S.

SENIOR EXECUTIVE GROUP ROYAL DUTCH STOCK OPTION PLAN FOR EMPLOYEES OF SHELL COMPANIES IN THE U.S.

SHELL PAY DEFERRAL INVESTMENT FUND

SHELL CANADA OPTIONS CORPORATION

LONG TERM INCENTIVE ARRANGEMENT

SHELL PETROLEUM N.V. STOCK OPTION PLAN (1967)

THE SHELL PETROLEUM COMPANY LIMITED STOCK OPTION PLAN (1967)

SHELL PETROLEUM N.V. STOCK OPTION PLAN FOR EMPLOYEES

THE SHELL PETROLEUM COMPANY LIMITED STOCK OPTION PLAN FOR EMPLOYEES

RESTRICTED SHARE PLAN AND DEFERRED SHARE PLAN

GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US)

ROYAL DUTCH SHELL PLC LONG TERM INCENTIVE PLAN (PERFORMANCE SHARE PLAN)

GLOBAL EMPLOYEE SHARE PURCHASE PLAN

LONG TERM INCENTIVE PLAN 2014

DEFERRED BONUS PLAN 2014

FREE SHARE SCHEDULE 2021

SHELL PROVIDENT FUND

(Full title of the plans)

C T CORPORATION SYSTEM

111 Eighth Ave.

New York, NY 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Pitts

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019-7475

(212) 474-1000

Fax: (212) 474-3700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

Deregistration of Securities

On November 15, 2021, Shell plc (the “Company” or “Registrant”, formerly Royal Dutch Shell plc) published a Circular seeking shareholder approval to amend the Company’s Articles of Association (“Articles”). These amendments related to the deletion or amendment of certain bespoke provisions concerning the location of the Company’s headquarters, general meetings and Board meetings, as well as the introduction of a new provision to grant the Board the power to change the Company’s name. Having received the approval of shareholders at its General Meeting on December 10, 2021, on December 20, 2021, the Board decided to proceed with its proposal to simplify the Company’s share structure by establishing a single line of shares to eliminate the complexity of the Company’s A/B share structure and align its tax residence with its country of incorporation in the United Kingdom (“UK”) by relocating Board and Executive Committee meetings, and the CEO and CFO, to the UK. The related amendments to the Company’s Articles of Association were adopted by the Board with immediate effect.

The registration statements on Form S-8 listed immediately below are no longer required for the registration of the A and B ordinary shares issuable pursuant to awards granted under the related Plan. Accordingly, the Registrant is hereby filing post-effective amendments to the registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”), listed below, solely to deregister all of the A and B ordinary shares under these registration statements and to terminate the offerings thereunder as of the date hereof:

Registration Statement on Form S-8 (File No. 333-126715), filed with the SEC on July 20, 2005, Post-Effective Amendment No. 1 on Form S-8, filed with the SEC on August 26, 2005, and Post-Effective Amendment No. 2 on Form S-8, filed with the SEC on June 18, 2007, registering 114,258,000 shares of Class A ordinary shares and 4,104,328 shares of Class B ordinary shares, issuable pursuant to awards granted under the GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US), GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US — SOLAR), ROYAL DUTCH STOCK OPTION PLAN FOR EMPLOYEES OF SHELL SOLAR EMPLOYMENT SERVICES INC., SHELL OIL COMPANY KEY STAFF ROYAL DUTCH STOCK OPTION PLAN, SHELL OIL COMPANY SENIOR STAFF ROYAL DUTCH STOCK OPTION PLAN, ROYAL DUTCH STOCK OPTION PLAN FOR EMPLOYEES OF SHELL COMPANIES IN THE U.S., SENIOR EXECUTIVE GROUP ROYAL DUTCH STOCK OPTION PLAN FOR EMPLOYEES OF SHELL COMPANIES IN THE U.S., SHELL PAY DEFERRAL INVESTMENT FUND, SHELL PROVIDENT FUND, SHELL PETROLEUM N.V. STOCK OPTION PLAN (1967), THE SHELL PETROLEUM COMPANY LIMITED STOCK OPTION PLAN (1967), SHELL PETROLEUM N.V. STOCK OPTION PLAN FOR EMPLOYEES, THE SHELL PETROLEUM COMPANY LIMITED STOCK OPTION PLAN FOR EMPLOYEES, ROYAL DUTCH SHELL PLC LONG TERM INCENTIVE PLAN (PERFORMANCE SHARE PLAN), and RESTRICTED SHARE PLAN AND DEFERRED SHARE PLAN.

Registration Statement on Form S-8 (File No. 333-141397), filed with the SEC on March 19, 2007 registering 2,000,000 shares of Class A ordinary shares, issuable pursuant to awards granted under the SHELL CANADA OPTIONS CORPORATION and LONG TERM INCENTIVE ARRANGEMENT.

Registration Statement on Form S-8 (File No. 333-171206), filed with the SEC on December 16, 2010, registering 50,000,000 shares of Class A ordinary shares and 1,000,000 shares of Class B ordinary shares, issuable pursuant to awards granted under the GLOBAL EMPLOYEE SHARE PURCHASE PLAN, GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US), SHELL PROVIDENT FUND and ROYAL DUTCH SHELL PLC LONG TERM INCENTIVE PLAN (PERFORMANCE SHARE PLAN).

Registration Statement on Form S-8 (File No. 333-192821), filed with the SEC on December 13, 2013, registering 7,000,000 shares of Class A ordinary shares, issuable pursuant to awards granted under the

GLOBAL EMPLOYEE SHARE PURCHASE PLAN, GLOBAL EMPLOYEE SHARE PURCHASE PLAN (US), SHELL PROVIDENT FUND and ROYAL DUTCH SHELL PLC LONG TERM INCENTIVE PLAN (PERFORMANCE SHARE PLAN).

Registration Statement on Form S-8 (File No. 333-200953), filed with the SEC on December 15, 2014, registering 38,250,000 shares of Class A ordinary shares and 1,150,000 shares of Class B ordinary shares, issuable pursuant to awards granted under the GLOBAL EMPLOYEE SHARE PURCHASE PLAN, ROYAL DUTCH SHELL PLC LONG TERM INCENTIVE PLAN (PERFORMANCE SHARE PLAN), LONG TERM INCENTIVE PLAN 2014, and DEFERRED BONUS PLAN 2014.

Registration Statement on Form S-8 (File No. 333-215273), filed with the SEC on December 22, 2016, registering 6,000,000 shares of Class A ordinary shares, issuable pursuant to awards granted under the GLOBAL EMPLOYEE SHARE PURCHASE PLAN.

Registration Statement on Form S-8 (File No. 333-222813), filed with the SEC on February 1, 2018, registering 36,000,000 shares of Class A ordinary shares, issuable pursuant to awards granted under the SHELL PROVIDENT FUND and LONG TERM INCENTIVE PLAN 2014.

Registration Statement on Form S-8 (File No. 333-228137), filed with the SEC on November 2, 2018, and Post-Effective Amendment No. 1 on Form S-8, filed with the SEC on December 16, 2019, registering 20,528,000 shares of Class A ordinary shares and 550,000 shares of Class B ordinary shares, issuable pursuant to awards granted under the GLOBAL EMPLOYEE SHARE PURCHASE PLAN, LONG TERM INCENTIVE PLAN 2014, and DEFERRED BONUS PLAN 2014.

Registration Statement on Form S-8 (File No. 333-254139), filed with the SEC on March 11, 2021, registering 36,300,000 shares of Class A ordinary shares and 512,500 shares of Class B ordinary shares, issuable pursuant to awards granted under the Free Share Schedule 2021, Global Employee Share Purchase Plan, Long Term Incentive Plan 2014 and Shell Provident Fund.

Contemporaneously with the filing of these post-effective amendments to the Registration Statements, the Registrant is filing a Registration Statement on Form S-8 with the SEC to register the ordinary shares of the Company authorized for issuance pursuant to the related employee benefit Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478 under the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Post-Effective Amendment on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, on January 28, 2022.

SHELL PLC

By:	/s/ Jessica Uhl
	Name:	Jessica Uhl
	Title:	Chief Financial Officer